Exhibit 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), is entered into on October 21, 2013, between Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), and PAR Investment Partners, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, on the date hereof, the Company is consummating the acquisition of one or more businesses (the “Acquisition”);

WHEREAS, the Purchaser is a stockholder of the Company; and

WHEREAS, in order to provide financing for the Acquisition, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, a promissory note which is convertible into shares of the Company’s non-voting common stock, par value $0.0001 per share (“Non-Voting Common Stock”), in the form attached hereto as Exhibit A (the “Note”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Note.

(a) Purchase. Subject to the terms and conditions contained in this Agreement, the Purchaser hereby agrees to purchase the Note from the Company at the Closing (as defined herein) for a purchase price equal to $19,000,000 (the “Purchase Price”).

(b) Commitment Fee. Upon the execution of this Agreement, the Company shall pay to the Purchaser an aggregate of $950,000 in cash (the “Commitment Fee”).

2. Procedures.

(a) Closing. Subject to the terms and conditions contained in this Agreement, the closing of the sale and purchase of the Note (the “Closing”) shall take place on the date hereof immediately prior to the closing of the Acquisition.

(b) Payment of Purchase Price. At the Closing, the Purchaser shall pay to the Company the Purchase Price for the Note in cash by wire transfer to an account or accounts that have been designated by the Company in writing prior to the date hereof.

(c) Note. At the Closing, the Company shall deliver to the Purchaser the Note, duly executed by the Company.

(d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the purchase and sale of the Note as contemplated by this Agreement.

(e) Legends. The Note shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(f) Registration Rights. At the Closing, each of the Company, the Purchaser and the holders of at least 51% of the “Registrable Securities” outstanding as of the time of the Closing, including any Registrable Securities held by the Purchaser (the “Requisite Holders”) shall enter into an amendment (the “RRA Amendment”) to that certain Amended and Restated Registration Rights Agreement dated as of January 31, 2013, by and among the Company, the Purchaser and the Holders identified therein (the “Registration Rights Agreement”), which RRA Amendment shall be in the form attached hereto as Exhibit B. The term “Registrable Securities” as used in this subsection (f) shall have the meaning given to such term in the Registration Rights Agreement.

3. Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

(a) Organization and Good Standing. The Purchaser is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Purchaser has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser.

(c) Investment Representations.

(i) The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) The Purchaser has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(iii) The Purchaser hereby acknowledges that an investment in the Note involves certain significant risks. The Purchaser acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. The Purchaser has no need for liquidity in its investment in the Note for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Purchaser’s present financial condition is such that the Purchaser is under no present or contemplated future need to dispose of any portion of the Note purchased hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(iv) The Purchaser acknowledges that the Note has not been registered under the Securities Act, or any state securities act, and is being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Purchaser’s representations and warranties set forth herein. The Purchaser acknowledges and hereby agrees that the Note will not be transferable under any circumstances unless the Note is registered in accordance with federal and state securities laws or the Purchaser finds and complies with an available exemption under such laws. Accordingly, the Purchaser hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(v) There are substantial risk factors pertaining to an investment in the Company. The Purchaser acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Purchaser is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(vi) The Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the purchase of the Note, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Purchaser in evaluating the advisability of the purchase of the Note and an investment in the Company. The Purchaser further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Note and an investment in the Company. The Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(vii) The Purchaser understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

(viii) The Purchaser acknowledges that neither the Company, nor any of its officers, directors, employees, agents or affiliates has made any representation or warranty, express or implied, regarding the Company, the Note or otherwise, other than the representations and warranties set forth herein.

(ix) The Purchaser acknowledges its obligations under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the treatment of non-public information relating to the Company.

4. Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a) Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b) Power and Authority; Enforceability. Each of this Agreement, the Note and the RRA Amendment (collectively, the “Transaction Documents”) constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver each of the Transaction Documents and to perform its obligations hereunder and thereunder (including, without limitation, the issuance of the shares of Non-Voting Common Stock upon the conversion of the Note in accordance with its terms, and the issuance of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) upon the conversion of such shares of Non-Voting Common Stock in accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation (collectively, the “Conversion Securities”)). The Company has taken all actions necessary to authorize the execution and delivery of each of the Transaction Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Conversion Securities in accordance with the terms of the Note or the Company’s Second Amended and Restated Certificate of Incorporation, as applicable), including the authorization and approval of each of the foregoing by a special committee of the Company’s Board of Directors (the “Special Committee”) that was duly appointed by the Board of Directors and charged with, among other things, reviewing and approving the terms and conditions of each of the Transaction Documents and the transactions contemplated hereby and thereby. Each of the Transaction Documents has been duly authorized, executed, and delivered by the Company.

(c) No Violation; Necessary Approvals. Neither the execution and delivery of any Transaction Document by the Company, nor the consummation or performance by the Company of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Conversion Securities in accordance with the terms of the Note or the Company’s Second Amended and Restated Certificate of Incorporation, as applicable) will: (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under, termination, cancellation, suspension or modification of, or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (collectively, “Law”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any governmental authority or arbitrator (collectively, “Order”), (C) contract or agreement, (D) permit, license, certificate, waiver, filing, notice or authorization (collectively, “Permit”) to which the Company is a party or by which it is bound or any of its assets are subject or (E) any provision of the Company’s organizational documents as in effect at the Closing, (ii) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (iii) require any consent, approval, notification, waiver, or other similar action under any contract or agreement or organizational document to which the Company is a party or by which it is bound, (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the United States Securities and Exchange Commission (“SEC”) and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder or (v) trigger any rights of first refusal, preemptive or preferential purchase or similar rights with respect to the Note or the Conversion Securities.

(d) Authorization of the Conversion Securities. The Non-Voting Common Stock issuable upon conversion of the Note is duly authorized and when issued in accordance with this Agreement and the Note, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (A) transfer restrictions hereunder, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of the Purchaser. The Common Stock issuable upon conversion of such shares of Non-Voting Common Stock is duly authorized and when issued in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (A) transfer restrictions hereunder, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(e) SEC Filings; Financial Statements. The Company has filed with the SEC and has heretofore made available to the Purchaser true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Documents fairly presented in all material respects the financial position of the Company and its subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of the Company and its subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the balance sheets and statements of operations and cash flows (including the related notes) included in the Company SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles in the United States, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

5. Closing Conditions. The obligation of the Purchaser to purchase the Note under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(a) The Company shall have issued and sold (for immediately available cash proceeds) shares of its Common Stock to funds affiliated with Putnam Investments (the “Putnam Sale”) resulting in the receipt by the Company of cash proceeds therefrom in an aggregate amount equal to or greater than the sum of (i) the Purchase Price hereunder plus (ii) the aggregate amount of interest that would accrue on the aggregate Purchase Price at the Interest Rate (as defined in the Note) over a period of sixty (60) days. For the avoidance of doubt, this condition shall be satisfied if the Putnam Sale is consummated concurrently with the Closing hereunder and the Acquisition.

(b) The Acquisition shall be consummated concurrently with the Closing.

(c) The Company shall have delivered the Note to the Purchaser.

(d) Each of the Company, the Purchaser and the Requisite Holders shall have duly executed and delivered the RRA Amendment.

(e) The representations and warranties of the Company set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(f) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Note or the issuance of the Conversion Securities.

(g) Each of the Transaction Documents and each of the transactions contemplated hereby and thereby shall have been duly authorized and approved by the Special Committee, and the Company shall have delivered a certificate of an officer of the Company certifying as to the resolutions duly adopted by the Special Committee.

(h) The Company shall have paid the Commitment Fee to the Purchaser.

6. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and the Purchaser; or

(b) automatically if either the Putnam Sale or the Acquisition is not consummated on the date of this Agreement.

In the event of any termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7. General Provisions.

(a) Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing.

(b) Entire Agreement.  The Transaction Documents, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein or therein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c) Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

(d) Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 7(d) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g) Governing Law. This Agreement and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) related to this Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(h) Waiver of Jury Trial.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(i) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(j) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(k) Expenses. The Company shall reimburse the Purchaser for the reasonable costs and expenses incurred by the Purchaser in connection with the preparation, execution and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and expenses of Goodwin Procter LLP, as counsel to the Purchaser. The Company shall bear all of its own costs and expenses of any kind or nature incurred by it in connection with the preparation, execution and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(l) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(m) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(n) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (including, without limitation, legal requirements that are applicable to Purchaser under Section 13(d) and Section 16 of the Exchange Act, and the rule and regulations promulgated thereunder) unless and until the transactions contemplated by this Agreement are publicly announced, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Michael Pigott
Name: Michael Pigott
Title: Vice-President, Legal Affairs

PURCHASER:

PAR INVESTMENT PARTNERS, L.P.
By: PAR Group, L.P., its general partner
By: PAR Capital Management, Inc., its general partner

By:	/s/ Steven M. Smith
Name: Steven M. Smith
Title: Chief Operating Officer and General Counsel

Exhibit A

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

CONVERTIBLE UNSECURED PROMISSORY NOTE

$19,000,000	October 21, 2013
Westlake Village, California

For value received, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), promises to pay to PAR Investment Partners, L.P. (the “Holder”), the principal sum of Nineteen Million Dollars ($19,000,000). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to twelve percent (12%) per annum (the “Interest Rate). The Interest Rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Convertible Note Purchase Agreement, dated as of October 21, 2013 (the “Purchase Agreement”), by and between the Company and the Holder. This Note is subject to the following terms and conditions.

1. Maturity. The principal amount of this Note, together with any accrued but unpaid interest thereon (the “Total Loan Obligation”), shall be due and payable in full on the earlier of (i) December 20 and (ii) the occurrence of an Event of Default (as defined below) (such date, the “Maturity Date”). If the Maturity Date occurs and no Event of Default has occurred, then the Company shall, at its election, on the Maturity Date, either (a) pay to the Holder cash in an aggregate amount equal to the Total Loan Obligation as of such Maturity Date or (b) issue to the Holder that number of fully paid and non-assessable shares of Non-Voting Common Stock as is equal to the quotient obtained by dividing (x) the Total Loan Obligation as of such Maturity Date by (y) a conversion price equal to $8.5593 per share (the “Conversion Price”) (subject to adjustment in accordance with Section 6 below), with any fractional shares paid in cash. If the Maturity Date occurs and an Event of Default has occurred, then the Company shall, at the Holder’s election (by notice delivered to the Company), on the Maturity Date, either (a) pay to the Holder cash in an aggregate amount equal to the Total Loan Obligation as of such Maturity Date or (b) issue to the Holder that number of fully paid and non-assessable shares of Non-Voting Common Stock, in an amount calculated in the manner described in the preceding sentence.

2. Prepayment. The Company shall have the right to prepay in cash all or any portion of the Note prior to the Maturity Date without penalty or premium.

3. Transferability of Note. This Note may not be transferred or assigned in whole or in part by the Holder without the prior written consent of the Company.

4. Events of Default. If there shall be an Event of Default, the entire unpaid principal balance of this Note, together with any accrued but unpaid interest thereon, shall become immediately due and payable regardless of any prior forbearance and without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and the Holder may exercise any and all rights and remedies available to the Holder under applicable law, including, without limitation, the right to collect from the Company all amounts due under this Note.

The occurrence of any one or more of the following events with respect to the Company constitutes an “Event of Default” hereunder:

(a) Any representation, warranty or certification made by or on behalf of the Company in the Purchase Agreement or this Note, or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect when made;

(b) The Company breaches any covenant or agreement in the Purchase Agreement or this Note, and fails to cure such breach within twenty (20) days after receipt of written notice thereof from the Holder;

(c) The Company fails to pay the principal of this Note or any accrued interest thereon when due, whether at maturity or at a date fixed by acceleration or otherwise, and fails to cure such breach within five (5) days after such payment was due;

(d) The entry of any judgment or order against the Company that could reasonably be expected to have a material adverse effect on the businesses or operations of the Company, taken as a whole, which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

(e) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself, (ii) make a general assignment for the benefit of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (v) become unable, admit in writing its inability, or fail generally to pay its debts as they become due, or (vi) take any action for the purpose of effecting any of the foregoing;

(f) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement, or an order or decree approving or ordering any of the foregoing shall be entered; or

(g) The Company shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to any indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $100,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, and if any such indebtedness or obligation shall be declared due and payable prior to the stated maturity date thereof; or

(h) The Company shall assert in writing that any material provisions of this Note are void or unenforceable.

5. Registration Rights. In the event that the Note converts into shares of Non-Voting Common Stock, the Company shall, within thirty (30) days of the effectiveness of such conversion, prepare and file either (a) a new registration statement (a “New Resale Registration Statement”) or (b) a post-effective amendment (a “Post-Effective Amendment”) to that certain registration statement on Form S-3 of the Company (SEC File No. 333-188121) (the “Existing Resale Registration Statement”), with the Securities and Exchange Commission, which in either case, (i) provides for the resale of the Common Stock that may be issued upon conversion of the Non-Voting Common Stock in accordance with the Securities Act and (ii) is substantially similar to (to the extent applicable) and no less favorable to the Purchaser than, the Existing Resale Registration Statement. The Company shall use reasonable best efforts to cause the New Resale Registration Statement or Post-Effective Amendment, as the case may be, to be declared effective under the Securities Act as soon as possible after its filing, and in any event within thirty (30) days after the filing thereof, and to keep such New Resale Registration Statement or the Existing Resale Registration Statement (as amended by the Post-Effective Amendment), as the case may be, effective under the Securities Act at all times until the expiration of the Effectiveness Period (as such term is defined in the Registration Rights Agreement).

6. Certain Adjustments. The provisions of this Section 6 shall apply to adjust the Conversion Price as set forth in Section 1 above.

a. Stock Dividends, Subdivision, Combination or Reclassification of Non-Voting Common Stock. If at any time from and after the date of the issuance of this Note through the Maturity Date, the Company shall (i) pay a dividend on the Non-Voting Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Non-Voting Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Non-Voting Common Stock as the case may be, or (iv) issue by reclassification of its shares of Non-Voting Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon conversion of this Note will be adjusted so that the Holder will be entitled to receive the number and kind of shares of capital stock that Holder would have owned or been entitled to receive upon or by reason of such event had this Note been converted immediately prior thereto, and the Conversion Price will be adjusted as provided below in paragraph (d).

b. Extraordinary Distributions. If at any time from and after the date of issuance of this Note through the Maturity Date, the Company shall distribute to all holders of Non-Voting Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Non-Voting Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding dividends payable in shares of capital stock for which adjustment is made under paragraph (a) above), or rights, options or warrants to subscribe for or purchase securities of the Company, then in each such case the number of shares of Non-Voting Common Stock to be delivered to Holder upon conversion of this Note shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Non-Voting Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Conversion Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights, options or warrants applicable to one share of the Non-Voting Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Conversion Price.

c. Reorganization, etc. If at any time from and after the date of issuance of this Note through the Maturity Date, any consolidation of the Company with or merger of the Company with or into any other person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Non-Voting Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a “Reorganization Event”), shall be effected in such a way that the holders of the Non-Voting Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for the Non-Voting Common Stock, then this Note shall automatically become convertible only for the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Non-Voting Common Stock that such holder would have been entitled to receive upon conversion of this Note had this Note been converted immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The Company shall not enter into any of the transactions referred to in this paragraph (c) unless effective provision shall be made so as to give effect to the provisions set forth in this paragraph (c).

d. Conversion Price Adjustment. Whenever the number of shares of Non-Voting Common Stock issuable upon the conversion of the Note is adjusted as provided pursuant to this Section 6, the Conversion Price shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Non-Voting Common Stock issuable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of shares of Non-Voting Common Stock issuable upon the conversion of this Note immediately thereafter; provided, however, that the Conversion Price shall in no event be less than the par value of a share of such Non-Voting Common Stock.

e. Notice of Adjustment. Whenever the number of shares of Non-Voting Common Stock issuable upon the conversion of this Note or the Conversion Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the number of shares of Non-Voting Common Stock issuable upon the conversion of this Note and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

f. Limitation. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate number of shares of Non-Voting Common Stock that may be issued upon conversion of the Note exceed 19.9% of either (a) the total number of shares of Common Stock outstanding on the date of the Purchase Agreement or (b) the total voting power of the Company’s securities outstanding on the date of the Purchase Agreement that are entitled to vote on matters voted on by holders of the Common Stock, unless and until the Company has obtained the approval of its stockholders as required by the applicable rules of the NASDAQ Stock Market for issuances of shares in excess of such amount.

7. Reservation and Listing of Shares. The Company shall reserve and keep available solely for issuance upon (i) the conversion of the Total Loan Obligation into shares of Non-Voting Common Stock and (ii) the conversion of such shares of Non-Voting Common Stock into Common Stock, such number of shares of Non-Voting Common Stock and Common Stock, as applicable, as will from time to time be sufficient to permit the conversion of all of the outstanding Total Loan Obligation, and, if applicable, shall take all action to increase the authorized number of Non-Voting Common Stock and/or Common Stock, as applicable, if at any time there shall be insufficient authorized but unissued shares of Non-Voting Common Stock and/or Common Stock, as applicable, to permit such reservation or permit the conversion of all of the outstanding Total Loan Obligation. The Company shall take such actions as may be necessary to list for trading on the NASDAQ Stock Market upon their issuance all shares of Common Stock issued upon conversion of all Non-Voting Common Stock issued upon conversion of the Total Loan Obligation.

8. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after deposit with a nationally recognized air courier, upon receipt of confirmation with regard to delivery by facsimile or upon twelve (12) hours after delivery by electronic mail and addressed: (i) if to the Holder, to PAR Investment Partners, L.P., 1 International Place, Boston, MA 02110, or at such other address, facsimile number or electronic mail address as the Holder shall have furnished to the Company in writing, or (ii) if to the Company, at its current address or at such other address, facsimile number or electronic mail address as the Company shall have furnished to the Holder in writing.

10. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Holder and the Company.

11. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

12. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.

13. Waiver. The Company hereby waives presentment, protest and notice of dishonor.

14. Remedies. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every right or other remedy now or hereafter existing at law or in equity or by statute or otherwise.

15. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Convertible Unsecured Promissory Note as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

Exhibit B

RRA Amendment

[see attached]